                                                                    Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              _____________________

                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                              _____________________

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)

                              _____________________

              THE BANK OF NEW YORK TRUST COMPANY, N.A. (Exact name
                     of trustee as specified in its charter)

              (State of incorporation if not a U.S. national bank)

                                   59-2283428
                      (I.R.S. employer identification no.)

                               800 BRICKELL AVENUE
                                    SUITE 300
                              MIAMI, FLORIDA 33131

               (Address of principal executive offices) (Zip Code)

                              _____________________

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.
                        600 NORTH PEARL STREET, SUITE 420
                                DALLAS, TX 75201
                                 (214) 880-8238
            (Name, address and telephone number of agent for service)

                              _____________________

                                NOBLE ENERGY,INC.
               (Exact name of obligor as specified in its charter)

           DELAWARE                                       73-0785597
(State or other jurisdiction of                      (IRS employer
 incorporation or organization)                      identification no.)

                        100 GLENBOROUGH DRIVE, SUITE 100
                              HOUSTON, TEXAS 77067
                                 (281)-872-3100
                   (Address, zip code and telephone number of
                          principal executive offices)

                              _____________________
                                      NOTES
                      ($200,000,000 5.25 % NOTES DUE 2014)

1.    General Information.

      Furnish the following information as to the trustee--

      (a) Name and address of each examining or supervising authority to which it is subject.

            COMPTROLLER OF THE CURRENCY
            UNITED STATES DEPARTMENT OF THE TREASURY
            WASHINGTON, D.C. 20219

            FEDERAL RESERVE BANK
            ATLANTA, GEORGIA 30309

            FEDERAL DEPOSIT INSURANCE CORPORATION
            WASHINGTON, D.C.  20429

      (b)   Whether it is authorized to exercise corporate trust powers.

            YES.

2.    Affiliations with Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      NONE.

3-15  Not Applicable

16.   List of Exhibits.

      Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

      (1) A copy of the Articles of Association of the Bank of New York Trust Company of Florida, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-100717.)

      (1.1) A copy of a letter from the Office of the Comptroller of the Currency confirming the change of the corporate title of the Trustee to the Bank of New York Trust Company, National Association.

      (2) A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-100717.)

      (3) A copy of the Authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-100717.)

      (4) A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-100717.)

      (6) The consent of the Trustee required by Section 321(b) of the Act.

      (7) A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                    SIGNATURE

      Pursuant to the requirements of the Act, the Trustee, The Bank of New York Trust Company, N.A., a corporation organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and the State of Texas, on the 29th day of March, 2004.

                                         THE BANK OF NEW YORK TRUST
                                         COMPANY, N.A.

                                         By: /s/ PATRICK T GIORDANO
                                            ------------------------------------
                                            Patrick T Giordano, Agent

                              EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of Noble Energy, Inc $200,000,000 5.25 % Senior Notes due 2014, The Bank of New York Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                         THE BANK OF NEW YORK TRUST
                                         COMPANY, N.A.

                                         By: /s/  PATRICK T GIORDANO
                                            ------------------------------------
                                            Patrick T Giordano, Agent

                            EXHIBIT 1.1 TO FORM T-1

[LOGO]

Comptroller of the Currency
Administrator of National Banks

LICENSING OPERATIONS
WESTERN DISTRICT OFFICE
1225 17TH STREET, SUITE 300
DENVER, CO 80202-5334
(720) 475-7650. FAX (720) 475-7691

March 10, 2004

Mr. Richard Jackson
President
The Bank of New York Trust Company, N.A.
800 Brickell Avenue, Suite 300
Miami, Florida 33131

Re:   CHANGE IN CORPORATE TITLE
      THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION
      MIAMI, FLORIDA
      CAIS CONTROL NUMBER: 2004-WE-04-0005

Dear Mr. Jackson:

The Office of the Comptroller of the Currency (OCC) has received your letter dated February 3, 2004, concerning the title change and the appropriate amendment to the articles of association. We have updated our records to reflect that as of January 15, 2004, the title of The Bank of New York Trust Company of Florida, National Association, Miami, Florida, Charter Number 17871, changed to THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION.

As a result of the Garn-St Germain Depository Institutions Act of 1982, the OCC is no longer responsible for the approval of national bank name changes nor does it maintain official records on the use of alternate titles. The use of other titles or the retention of the rights to any previously used title is the responsibility of the bank's board of directors. Legal counsel should be consulted to determine whether or not the new title, or any previously used title, could be challenged by competing institutions under the provisions of federal or state law.

Sincerely,

By: /s/ SHERRY R. GOROSPE
   -----------------------------
   Sherry R. Gorospe
   Licensing Analyst

                              Exhibit 7 to Form T-1

                                BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OMB NUMBER: 7100-0036
                                FEDERAL DEPOSIT INSURANCE CORPORATION
                                OMB NUMBER:  3064-0052
                                OFFICE OF THE COMPTROLLER OF THE CURRENCY
                                OMB NUMBER: 1557-0081
                                EXPIRES APRIL 30, 2006

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL

                                                                               1
                                PLEASE REFER TO PAGE I,
                                TABLE OF CONTENTS, FOR
                                THE REQUIRED DISCLOSURE
                                OF ESTIMATED BURDEN.

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES ONLY FFIEC 041

REPORT AT THE CLOSE OF BUSINESS SEPTEMBER 30, 2003                                              20030930
                                                                                               -----------
                                                                                               (RCRI 9999)

This report is required by law: 12 U.S.C. Section 324 (State     This report form is to be filed by banks with domestic offices
member banks); 12 U.S.C. Section 1817 (State nonmember banks);   only.  Banks with foreign offices (as defined in the instructions)
and 12 U.S.C. Section 161 (National banks).                      must file FFIEC 031.

NOTE:  The Reports of Condition and Income must be signed           The Reports of Condition and Income are to be prepared in
by an authorized officer and the Report of Condition must be        Accordance with Federal regulatory authority instructions.
attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and
national Banks.

                                                                    We, the undersigned directors (trustees), attest to the
I, THOMAS J. MASTRO, COMPTROLLER                                    correctness of the Report of Condition (including the
Name and Title of Officer Authorized to Sign Report                 supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and
Of the named bank do hereby declare that the Reports of             belief has been prepared in conformance with the instructions
Condition and Income (including the supporting schedules) for       issued by the appropriate Federal regulatory authority and is
this report date have been prepared in conformance with the         trust and correct.
instructions issued y the appropriate Federal regulatory
authority and are true to the best of my knowledge.                 /s/ Richard G. Jackson
                                                                    ----------------------------------------------------------------
                                                                    Director (Trustee)

/s/ THOMAS J. MASTRO                                                /s/ Nicholas G. English
---------------------------------------------------------------     ----------------------------------------------------------------
Date of Signature
Signature of Officer Authorized to Sign Report                      Director (Trustee)

9/30/2003                                                           /s/ Karen B. Shupenko
---------------------------------------------------------------     ----------------------------------------------------------------
Date of Signature                                                   Director (Trustee)

SUBMISSION OF REPORTS

Each bank must prepare its Reports of Condition and Income             (if other than EDS) must transmit the bank's computer
either:                                                                data file to EDS.

(a)  in electronic form and then file the computer data file        For electronic filing assistance, contact EDS Call Report
     directly with the banking agencies' collection agent,          Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, and
     Electronic Data Systems Corporation (EDS), by modem or         telephone (800) 255-1571.
     on computer diskette; or
                                                                    To fulfill the signature and attestation requirement for the
                                                                    Reports of Condition and Income for this report date, attach
(b)  in hard-copy (paper) form and arrange for another party        this signature page (or a photocopy or a computer-generated
     to convert the paper report to electronic form. That party     version of this page) to the hard-copy record of the completed report that the bank places in its files.

FDIC Certificate Number:            91271                           THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.
                                 -----------                        ----------------------------------------------------------------
                                 (RCRI 9050)                        Legal Title of Bank (TEXT 9010)

                              MIAMI
                              --------------------------------------------------
                              City (TEXT 9130)

                              FL                            33131-2974
                              --------------------------------------------------
                              State Abbrev. (TEXT 9200)     Zip Code (TEXT 9220)

      Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

The Bank of New York Trust
Company of Florida, N.A.                                               FFIEC 041
MIAMI, FL 33131-2974                                                        RC-1
                                                                       10     10

FDIC Certificate Number - 91271
CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2003

All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                     Dollar Amounts In Thousands
                                                                                                           RCON  Bil/Mil/Thou
                                                                                                           ----  ------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
      a.  Noninterest-bearing balances and currency and coin (1)                                           0081       4,012     1.a
      b.  Interest-bearing balances (2)                                                                    0071       5,599     1.b
 2.  Securities:
          a.    Held-to-maturity securities (from Schedule RC-B, Column A)                                 1754           0     2.a
          b.    Available-for-sale securities (from Schedule RC-B, column D)                               1773       8,626     2.b
 3. Federal funds sold and securities purchased under agreements to resell
      a.    Federal funds sold                                                                             B987           0     3.a
      b.    Securities purchased under agreements to resell (3)                                            B988           0     3.b
 4. Loans and lease financing receivables: (from Schedule RC-C)
      a.  Loans and leases, held for sale                                                                  5369           0     4.a
      b.  Loans and leases, net of unearned income                                              B528  0                         4.b
      c.  LESS:  Allowance for loan and lease losses                                            3123  0                         4.c
      d.  Loans and leases, net of unearned income, allowance, and reserve (item 4.b minus 4.c)            B529           0     4.d
 5. Trading assets                                                                              3545                            5.
 6. Premises and fixed assets (including capitalized leases)                                               2145       1,254     6.
 7. Other real estate owned (from Schedule RC-M)                                                           2150           0     7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)               2130           0     8.
 9. Customers' liability to this bank on acceptances outstanding                                           2155           0     9.
 10.Intangible assets
      a.  Goodwill                                                                                         3163      15,127     10.a
      b.  Other Intangible assets (from Schedule RC-M)                                                     0426         494     10.b
 11.  Other assets (from Schedule RC-F)                                                                    2160       1,084     11.
 12.  Total assets (sum of items 1 through 11)                                                             2170      36,196     12.

(1)   Includes cash items in process of collection and unposted debits.

(2)   Includes time certificates of deposit not held fr trading.

(3)   Includes all securities resale agreements, regardless of maturity.

The Bank of New York
Trust Company of Florida, N.A.
LEGAL TITLE OF BANK
Transmitted to EDS as 0196815 on 7/30/02 at                            FFIEC 041
11:13:43 CST                                                                RC-2
FDIC Certificate Number = 91271                                               11

SCHEDULE RC - CONTINUED

                                                                                                    Dollar Amounts In Thousands
                                                                                                        RCON   Bil/Mil/Thou
                                                                                                        ----   ------------
LIABILITIES
13. Deposits:
      a.  In domestic offices (sum of totals of columns A and C From Schedule RC-E)                      2200        0        13.a
          (1) Noninterest-bearing (1)                                                       6631  717                         13.a.1
          (2) Interest-bearing                                                              6636    0                         13.a.2
      b.  Not applicable

          14. Federal funds purchased and securities sold under agreements to repurchase
              a.  Federal funds purchased (2)                                                            B993        0        14.a.
              b.  Securities sold under agreements to repurchase (3)                                     B995        0        14.b

15. Trading liabilities (from Schedule RC-D)                                                             3548        0        15

16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized               3190    6,000        16
    leases)(from Schedule RC-M)

17. Not applicable
18. Bank's liability on acceptances executed and outstanding                                             2920        0        18
19. Subordinated notes and debentures (4)                                                                3200        0        19

20. Other liabilities (from Schedule RC-G)                                                               2930    3,635        20
21. Total liabilities (sum of items 13 through 20)                                                       2948    9,635        21
22. Minority interest in consolidated subsidiaries                                                       3000        0        22

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                                        3838        0        23
24. Common stock                                                                                         3230      750        24
25. Surplus (exclude all surplus related to preferred stock)                                             3839    4,299        25
26. a.  Retained earnings                                                                                3632   21,510        26.a
    b.  Accumulated other comprehensive income (5)                                                       B530        2        26.b
27. Other equity capital components (6)                                                                  A130        0        27
28. Total equity capital (sum of items 23 through 27)                                                    3210   26,561        28
29. Total liabilities, minority interest, and equity capital (sum of                                     3300   36,196        29
    items 21, 22, and 28.

MEMORANDUM

TO BE REPORTED ONLY WITH THE  REPORT OF CONDITION.

1.    Indicate in the at the right, the number of the statement below that best
      describes the most comprehensive level of auditing work performed for the                             RCON  NUMBER
      bank by independent external auditors as of any date during 2002                                      6724     N/A   M.1

1 = Independent audit of the bank conducted in accordance         4 = Directors' examination of the bank conducted in accordance
    with generally accepted auditing standards by a certified         with generally accepted auditing standards by a certified
    public accounting firm which submits a report on the bank         public accounting firm (may be required by state chartering authority)

                                                                  5 = Directors' examination of the bank performed by other
2 = Independent audit of the bank's parent holding company            external auditors (may be required by state chartering
    conducted in accordance with generally accepted                   authority)
    auditing standards by a certified public accounting firm      6 = Review of the bank's financial statements by external
    which submits a report on the consolidated holding                auditors
    company (but not on the bank separately)                      7 = Compilation of the bank's financial statements by external auditors
                                                                  8 = Other audit procedures (excluding tax preparation work)

3 = Attestation on bank management's assertion on the             9 = No external audit work
    effectiveness of the bank's internal control over financial reporting by a bank's internal control over financial
    reporting by a certified public accounting firm.

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank Advances in Schedule RC, item 16, and "other borrowed money."

(3)      Includes all securities repurchase agreements, regardless of maturity.

(4)      Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses ) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.